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                                                                    Exhibit 4(v)

                            NORTON MCNAUGHTON, INC.


                            Stock Option Certificate
                                   Under the
                  Stock Option Plan for Non-Employee Directors
                  --------------------------------------------


         Date of Grant:

         Name of Optionee:

         Number of Shares:

         Price Per Share:


         This is to certify that, effective on the date of grant specified above, the Stock Option Committee (the "Committee") of the Board of Directors of Norton McNaughton, Inc. (the "Company") has granted to the above-named optionee (the "Optionee") an option to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.01 par value per share (the "Stock"), of the Company set forth above pursuant to the Norton McNaughton, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Plan. This option is not intended to be treated as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
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         The terms and conditions of the option granted hereby, in addition to the terms and conditions contained in the Plan, are as follows:

         1. The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof. The amount set forth above is the fair market value per share of Stock on the date of grant.

         2. Subject to the terms and conditions set forth herein, this option may be exercised at any time to purchase shares of Stock covered by this option only in accordance with the following schedule:

                                     Cumulative Percentage
                                     of Aggregate Number of
                                     Shares of Stock Covered
                                     by Option Which May Be
    Exercise Period                  Purchased
    ---------------                  -----------------------

Within one year from date of
    grant........................               0%

Beginning one year from date
    of grant.....................               50%

Beginning two years from date
    of grant.....................               100%


less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased hereunder. This option shall terminate and no shares of Stock may be purchased hereunder more than ten (10) years after the date of grant.

         3. Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee has been at

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all times during the period beginning with the date of grant of the Option and ending on the date of exercise of the Option, a Non-Employee Director.

         4. Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Stock by delivering to the Company written notice specifying:

        (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to option, whichever is smaller;

       (ii) the name or names in which the stock certificate or certificates are to be registered;

      (iii) the address to which dividends, notices, reports, etc. are to be sent; and

       (iv)   the Optionee's social security number.

Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. No Optionee shall be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

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         5.  As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee, or in such other name or names as the Optionee shall request.

         6. This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company.

         7. Subject to the condition that this option shall in no event be exercisable after the date of termination of such option specified in Section 2 hereof:
         (i) in the event a Non-Employee Director ceases to be a Non-Employee Director for any reason, such person may exercise any of such persons's outstanding Options that are exercisable on the date such person ceases to be a Non-Employee Director at any time within two years after such date, subject to earlier termination of any such Option as provided in the Plan, at the end of which two-year period any such Option that has not been fully exercised shall terminate; and

         (ii) in the event an Optionee shall die holding any outstanding Options that are exercisable on the date of such person's death, such person's executors, administrators, heirs or distributees, as the case may be, may exercise any such Option at any time within two

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    years after the date of such optionee's death, even if such two-year period extends beyond the two-year period described in the preceding clause (i), but subject to any other earlier termination of any such Option as provided herein, at the end of which two-year period any such Option that has not been fully exercised shall terminate.

         8. This option does not confer on the Optionee any right to continue as a Non-Employee Director of the Company.

         9. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number shares of Stock (or other securities or property) subject to this option and (ii) the exercise price of this option.

         10. In the event of a merger or consolidation in which the Company is not the surviving entity, or any other capital reorganization (including a merger) in which more

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than 50% of the then outstanding shares of Common Stock are exchanged, or the sale by the Company of all or substantially all of its assets to another entity, any outstanding Option that was granted under the Plan more than three months prior to the date of the Company's adoption of a plan or definitive agreement in respect of such merger, consolidation, reorganization or asset sale, as the case may be, shall become exercisable in full as of such date. Ten (10) business days following the effectiveness of such merger, consolidation, reorganization or asset sale, as the case may be, any then outstanding Option shall terminate. Notwithstanding the foregoing, in no event shall this option be exercisable after the date of termination of the exercise period of this option specified in Sections 2 and 7 hereof.

         11. This option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option or the purchase of shares of Stock hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this option

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shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

         12. This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder or under the Plan.

         13. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of this option, that the Optionee (or any beneficiary or person entitled to act under Section 7 hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes.

         14. All notices hereunder to the Company shall be delivered or mailed to the following address:

              Norton McNaughton, Inc.
              463 Seventh Avenue
              New York, New York 10018
              Attn:  President

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

                                   NORTON MCNAUGHTON, INC.

                                   By____________________________

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